Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-11643 and Registration Statement No. 33-11671 of Suburban Lodges of America, Inc., on Form S-8 of our report dated February 21, 1997 (February 28, 1997 as to Note 13), appearing in this Annual Report on Form 10-K of Suburban Lodges of America, Inc.



/s/ DELOITTE & TOUCHE, LLP

DELOITTE & TOUCHE, LLP


March 26, 1997